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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Farah Incorporated:

     As independent public accountants, we hereby consent to the use and the incorporation by reference of our reports dated December 15, 1993, on Farah Incorporated and subsidiaries' consolidated financial statements as of November 5, 1993, and November 6, 1992, and for each of the years ended November 5, 1993, November 6, 1992, and October 31, 1991, and the Supplemental Schedules II and X included in Farah Incorporated and Subsidiaries Form 10-K and all references to our firm included in or made a part of this registration statement.

                                            ARTHUR ANDERSEN & CO.

Dallas, Texas,

April 19, 1994